Exhibit 99.2

AUXILIUM PHARMACEUTICALS COMPLETES ACQUISITION OF ACTIENT HOLDINGS LLC TO CREATE A LEADING UROLOGY FRANCHISE WITH A DIVERSIFIED PRODUCT PORTFOLIO AND STRONG GROWTH PROFILE

—Transaction Expected to be Immediately Accretive to Adjusted Non-GAAP Net Income—

CHESTERBROOK, PA. and Lake Forest, IL. — April 29, 2013 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that it has completed the acquisition of  Actient Holdings LLC (“Actient”), a private urology specialty therapeutics company, for $585 million in upfront cash plus certain contingent consideration and warrants to purchase Auxilium common stock.  Auxilium expects to receive a tax benefit, with a net present value of approximately $60 million, as a result of the acquisition of Actient.  The transaction is expected to be immediately accretive on a non-GAAP basis to Auxilium’s 2013 adjusted net income.

Actient is a private company primarily focused on urology.  Actient’s urology portfolio includes TESTOPEL®, the only long-acting implantable testosterone replacement therapy (“TRT”), Edex®, the leading branded non-oral drug for erectile dysfunction, Striant®, a buccal system for testosterone delivery, and Osbon ErecAid®, a device for aiding erectile dysfunction.  Actient also has a non-promoted respiratory franchise, including Theo-24® and Semprex®-D, along with three other non-promoted products.  The company has approximately 165 employees, including 100 sales representatives in two focused field forces.

“The acquisition of Actient is a major step forward in our strategy to expand our specialty therapeutic offerings: we believe that it expands our TRT portfolio, strengthens our commitment to urologists, enhances our growth trajectory, and will create significant value for our shareholders,” said Adrian Adams, Chief Executive Officer and President of Auxilium.  “This is a compelling fit from both a strategic and financial standpoint.  The transaction creates a leading urology franchise with a diversified product portfolio and sales force leverage that is well positioned for growth of our current portfolio as we pursue the potential expansion of our label for XIAFLEX® in Peyronie’s disease.  From a financial perspective, we expect Actient to be immediately accretive on a non-GAAP basis to our 2013 adjusted net income and to yield a strong return on invested capital.  We believe this transaction will help enable us to increasingly drive our future earnings growth.”

Ed Fiorentino, Chief Executive Officer of Actient, commented “We are excited to join the Auxilium team and look forward to what we can accomplish together.  As part of a larger company with enhanced capabilities, we will offer our urology customers a wider range of solutions, and our other specialty pharmaceutical products should have greater opportunities to grow.  Actient and Auxilium share a culture of innovation and a strong focus on our physician customers and patients.  I am confident that this is a winning combination for our customers and the patients we collectively serve as we continue to fulfill our mission of improving patient outcomes.”

Adams concluded, “We are pleased to welcome the Actient team to the Auxilium family.  Together we will remain focused on satisfying unmet medical needs to provide the highest quality care to our patients.”

Expected Benefits of the Transaction

•                  Creates a Leading Urology Franchise.  Together, Auxilium and Actient will create a leading urology platform with the widest range of products for TRT, including topical, buccal and long-acting options.  Auxilium expects the TRT market will continue to remain a significant opportunity for growth across multiple testosterone delivery options.  The combined urology franchise will offer Testim®, TESTOPEL and Striant for testosterone replacement, Edex, and Osbon ErecAid for erectile dysfunction, and if approved by the U.S. Food and Drug Administration, XIAFLEX for treatment of Peyronie’s disease.

•                  Strong Growth Profile.  As a result of the transaction, Auxilium believes it will be able to generate strong top-line growth over time which will help the combined company achieve greater leverage in its commercial infrastructure, creating the possibility of higher operating margins.  In addition, Auxilium expects to realize approximately $20 million of run- rate cost synergies and expects to achieve the majority of these synergies in 2014.  Auxilium also believes that there are significant cross-selling opportunities that create potentially meaningful revenue synergies from this transaction.

•                  Financially Compelling.  The transaction is expected to be immediately accretive on a non-GAAP basis to Auxilium’s adjusted net income in 2013 and beyond.  As a result of the transaction, Auxilium expects to receive a step-up in basis that will result in tax deductible amortization of goodwill with a net present value of approximately $60 million.

Auxilium believes the transaction creates a sustainable base of high cash flow legacy products, which will enable the combined company to generate strong operating cash flow, which it intends to use to pay down debt and grow the business.

•                  Enhances Existing Commercial Efforts Through Combined Sales Force.  The combined company is expected to be able to leverage its U.S. sales force more efficiently, which together reaches an extensive network of more than 24,000 prescribing physicians within orthopedics, urology, endocrinology and rheumatology, to enhance sales efforts.  By joining two experienced sales and marketing teams with expertise in TRT as well as with buy and bill delivery models, we believe we will better serve our TRT physician customers across the spectrum.

•                  Diversifies and Balances Core Product Portfolio.  The combined company will offer 11 products in attractive specialty markets and will have a more diverse revenue stream.

Transaction Details

Auxilium will pay Actient unit holders $585 million in upfront cash a warrant for 1.25 million shares of Auxilium common stock with an exercise price of $17.80 per share and up to $50 million of contingent consideration based upon the achievement of future revenue targets.  Auxilium expects to receive a tax benefit, with a net present value of $60 million, as a result of the acquisition of Actient.

Financing

To finance the acquisition, Auxilium is using cash on hand and the proceeds from a new secured loan of $225 million from Morgan Stanley Senior Funding, Inc.

First Quarter 2013 Financial Results

Separately today, Auxilium announced its first quarter 2013 financial results.  The press release is available on the investor relations section of the Company’s website.

Revised 2013 Guidance

The Company has updated its guidance for 2013 and this can be seen in the slide presentation that will be used during the Investor Conference call.  This slide deck, which will be used on today’s conference call, will be posted to the web site at approximately 7:00 a.m. ET.

Non-GAAP Measures

Auxilium management expects to provide certain financial measures on a non-GAAP basis.  Auxilium management will use these non-GAAP financial measures to monitor and evaluate our operating results and trends on an ongoing basis and internally for operating, budgeting and financial planning purposes.  We believe the non-GAAP information will be useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business.  These non-GAAP financial measures that management will use will be presented in addition to results prepared in accordance with GAAP and should not be relied upon as an alternative to GAAP financial measures.  We currently anticipate that the following non-GAAP measures will be presented in future guidance and actual result presentations:

•                  Operating expenses will exclude stock-based employee compensation expense;

•                  Imputed interest related to the convertible senior notes due in 2018 will be excluded;

•                  Non-cash purchase accounting adjustments to the cost of inventory will be excluded;

•                  Non-cash amortization expense of intangible assets resulting from purchase accounting adjustments will be excluded;

•                  Costs incurred to complete the transaction, including fees paid to advisors, will be excluded;

•                  Non-recurring costs to achieve synergies, including severance and asset write offs will be excluded;

•                  Non-recurring costs associated with completing the integration of Actient into Auxilium will be excluded.

We believe the non-GAAP information will be useful for investors by:

•                  offering them the ability to better identify trends in our business;

•                  allowing investors to use the same non-GAAP financial measures to monitor and evaluate our operating results and trends on an ongoing basis as are used by management  internally for operating, budgeting and financial planning purposes; and

•                  providing a useful measure to compare our results period-over-period.

Advisors

Morgan Stanley and Centerview Partners are acting as financial advisors to Auxilium, and Willkie Farr & Gallagher LLP and Morgan, Lewis & Bockius LLP are acting as its legal advisors.  Jefferies LLC is acting as financial advisor to Actient and Kirkland & Ellis LLP and Hogan Lovells US LLP are acting as its legal advisors.

Conference Call & Webcast

A conference call to discuss the transaction, including the expected synergies and savings, 2012 Actient revenues, anticipated 2013 revenue targets for the combined company, and other pro-forma and estimated financial information, as well as the Company’s first quarter 2013 financial results is scheduled for today at 8:30 a.m. Eastern Time.  The presentation slides to be used during the call will be available on the “For Investors” section of Auxilium’s web site under the “Presentations” tab at 7:00 a.m. ET.  A question and answer session will follow the presentation.  The conference call and the presentation slides will be simultaneously web cast on the “Investors” section of the Auxilium web site under the “Events” tab.  The conference call will be archived for future review until July 29, 2013.

Conference call details:
Date:	Monday, April 29, 2013
Time:	8:30 a.m. ET
Dial-in (U.S.):	866-515-2913
Dial-in (International):	617-399-5127
Web cast:	http://www.auxilium.com
Passcode:	AUXILIUM
To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	98775073

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences.  Auxilium markets Testim® 1% (testosterone gel) for the topical treatment of hypogonadism in the U.S., XIAFLEX® (collagenase clostridium histolyticum (CCH)) for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the U.S., and distributes XIAPEX® (the EU tradename for CCH) in the European Union through Pfizer Inc. under a transition services agreement until the applicable marketing authorizations are fully transferred to Auxilium.  GlaxoSmithKline LLC co-promotes Testim with Auxilium in the U.S.  Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan; and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease.  CCH is in phase IIa of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy).  Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

About Actient

Actient is a specialty products company focused on therapeutics to improve patient outcomes. The company was formed to acquire companies and products with a focus on select physician specialties. For more information, please visit www.actientpharma.com.

AUXILIUM SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements made with respect to Auxilium’s future business plan or goals, Auxilium’s expected tax benefit and the amount of such benefit as a result of its acquisition of Actient, that the acquisition will be immediately accretive on a non-GAAP basis to Auxilium’s 2013 adjusted net income; whether the Actient acquisition will provide Auxilium with a return on invested capital; whether Auxilium will receive a step-up in basis resulting in tax deductible amortization of goodwill as a result of the acquisition of Actient; whether the acquisition of Actient will enable Auxilium to drive its future earnings growth, generate strong top-line growth, achieve greater leverage in the commercial infrastructure and potentially higher operating margins; whether Auxilium will realize run-rate cost synergies and the value of such synergies from its acquisition of Actient and in what time frame; whether there are significant cross-selling opportunities that would create revenue synergies from Auxilium’s acquisition of Actient; whether Auxilium’s acquisition of Actient will create a sustainable base of high cash flow legacy products enabling the Auxilium to generate strong operating cash flow; whether the acquisition of Actient will expand Auxilium’s portfolio; the degree to which Auxilium will remain committed to urology and the TRT market; whether the Actient acquisition will enhance Auxilium’s growth trajectory and create significant value for shareholders; whether Actient and Auxilium will benefit from complementary commercial capabilities or an expanded sales force; the ability of Actient to better serve TRT physician customers; whether Auxilium will achieve other expected benefits from its acquisition of Actient; whether the TRT market will remain a significant opportunity for growth across multiple testosterone delivery options; and the degree to which Auxilium’s cash from operations will be available or used for amortizing outstanding indebtedness.  These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of Auxilium and are based upon preliminary information and management assumptions.  No specific assurances can be given with respect to whether we will realize financial, strategic and other benefits as a result of our acquisition of Actient.  These forward-looking statements are subject to a number of risks and uncertainties, including those discussed under ‘‘Risk Factors’’ in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2013 as updated in Item 8.01 of the Current Report on Form 8-K that we filed with the SEC on April 29, 2013.  While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so.  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Testim® and XIAFLEX® are registered trademarks of Auxilium Pharmaceuticals, Inc.  TESTOPEL®, Edex®, Striant®, Osbon Osbon ErecAid®, Theo-24® and Semprex®-D are registered trademarks of Actient.

For Auxilium:

James E. Fickenscher

CFO

(484) 321-5900

jfickenscher@auxilium.com

William Q. Sargent, Jr.

V.P., IR

(484) 321-5900

wsargent@auxilium.com

For Actient:

Kellie Kennedy

(312) 933-4903

kelliek@theharbingergroup.com